 Exhibit 10.3

RESTRUCTURING AGREEMENT

This Restructuring Agreement (the “Agreement”) is made as of November 3, 2017, by and between Ryan Drexler, an individual (“Drexler”) and MusclePharm Corporation, a Nevada corporation (the “Company”).

Recitals

WHEREAS, the Company previously issued to Drexler (i) a convertible secured promissory note dated as of December 7, 2015, and amended as of January 14, 2017, in the original principal amount of $6,000,000 (the “First Convertible Note”), (ii) a convertible secured promissory note dated as of November 8, 2016, in the original principal amount of $11,000,000 (the “Second Convertible Note”), and (iii) a secured demand promissory note dated as of July 27, 2017, in the original principal amount of $1,000,000 (the “Demand Note”; together with the First Convertible Note and the Second Convertible Note, the “Prior Notes”);

WHEREAS, the First Convertible Note and the Second Convertible Note each currently mature on November 8, 2017, while the Demand Note is due and payable at any time on demand of Drexler;

WHEREAS, the Prior Notes are currently secured by a lien on and security interest in all of the assets and properties of the Company, as described in the Second Amended and Restated Security Agreement dated as of July 27, 2017, by and between the Company and Drexler (the “Prior Security Agreement”); and

WHEREAS, the Company and Drexler have agreed (1) to amend and restate the Prior Notes to, among other things, extend the maturity date of such instruments and make certain other amendments as set forth in the Restructured Note (as defined below), and (2) to amend and restate the Prior Security Agreement to reaffirm Drexler’s continuing lien on substantially all of the assets and property of the Company and make certain other amendments as set forth in the Security Agreement (as defined below) (collectively, the “Restructuring”).

NOW, THEREFORE, THE PARTIES SEVERALLY AGREE AS FOLLOWS:

1. Amendment and Restatement of Prior Notes and Prior Security Agreement.

(i) Effective as of the Restatement Effective Date (as defined below), the Prior Notes (including each schedule thereto, if any) are hereby amended and restated to be in the form attached as Exhibit A hereto (the Prior Notes, as so amended and restated, being referred to as the “Restructured Note”).

(ii) Effective as of the Restatement Effective Date (as defined below), the Prior Security Agreement (including each schedule thereto, if any) is hereby amended and restated to be in the form attached as Exhibit B hereto (the Prior Security Agreement, as so amended and restated, being referred to as the “Security Agreement”).

2. Effectiveness of Amendment and Restatement.    The amendment and restatement of the Prior Notes as set forth in Section 1(i) hereof shall become effective on the first date (the “Restatement Effective Date”) on which the following conditions precedent shall have been satisfied:

(i) Restructuring Documents. Drexler shall have received the following, in each case duly executed and delivered by the Company and dated as of the date hereof:

(a)
the Restructured Note;

(b)
the Security Agreement; and

(c)
such other documents as Drexler may reasonably request.

(ii) Payoff of Accrued Interest on Prior Notes. The Company shall have made a payment to Drexler in the amount set forth as “Interest” in Section 3(i) below (the “Interest Payoff Amount”), subject to a per diem adjustment as set forth in Section 3(ii) below, which amount shall constitute payment and satisfaction in full of the accrued and unpaid interest on the Prior Notes. Such payment shall be made by a federal funds wire transfer to the account described on Exhibit C hereto.

(iii) Crossroads Consent.                                                       Drexler shall have received, on or prior to the Restatement Effective Date, the consent of Crossroads Financial Group, LLC, a North Carolina limited liability company (“Crossroads”), in a form reasonably satisfactory to Drexler, consenting to the Restructuring and agreeing to waive any potential “Event of Default” as defined in and pursuant to the Company’s existing debt facility with Crossroads.

3. Amounts Outstanding under Prior Notes at Closing; Release.

(i) The Company acknowledges and agrees that, as of the date hereof, the principal and interest outstanding under the Prior Notes are as follows:

Principal	$18,000,000.00
Interest (through November 8, 2017)	$40,588.42

(ii) The foregoing amounts do not include interest accruing on the Prior Notes on or following the date hereof. If Drexler does not receive the Interest Payoff Amount on the date hereof, the Interest Payoff Amount shall be increased by a per diem amount of $5,078.62 for each day after November 8, 2017 through and including the date of actual repayment.

(iii) The Company confirms, acknowledges, and agrees that all of the principal, interest, fees, expenses and other amounts outstanding under the Prior Notes, including those set forth above (collectively, the “Obligations”), are valid and outstanding, and the Company does not have any rights of offset, recoupment, netting, or deduction, or any defenses, claims or counterclaims with respect to, and agrees not to dispute, challenge, or contest, any of the Obligations, and each party hereby indemnifies, holds harmless, and forever releases the other party and his/its respective controlled affiliates and each of his/its respective past and present agents, representatives, attorneys and fiduciaries (the “Released Parties”) from any and all claims and causes of action of any kind or nature that the releasing party now has or may hereafter have against any Released Party that relate to the Prior Notes based on facts, known or unknown, existing on or before the date hereof or that are related to or arise in connection with the Restructuring or this Agreement (except for any rights or obligations provided for in this Agreement, the Restructured Note or the Security Agreement).

(iv) The Company confirms, acknowledges, and agrees that Drexler has a valid, duly perfected, first priority and fully enforceable security interest in and lien on all of the Collateral (as defined in the Security Agreement), as and to the extent provided for in the Security Agreement, and that the Company agrees not to dispute, challenge, or contest, the enforceability, validity, attachment, perfection or first priority (as and to the extent provided for in the Security Agreement) of the lien and security interest securing the Obligations, and each party hereby indemnifies, holds harmless, and forever releases the Released Parties from any and all claims and causes of action of any kind or nature, known or unknown, that such releasing party or any other party now has or may hereafter have against any Released Party that relate to the Prior Security Agreement based on facts, known or unknown, existing on or before the date hereof or lien and security interest securing the Obligations.

4. Attorney Costs. The Company shall pay all reasonable, out-of-pocket fees, charges and disbursements of counsel to Drexler in connection with the Restructuring (directly to such counsel if requested by Drexler) in an amount not to exceed $100,000.

5. Further Assurances. The parties hereto shall do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and the parties hereto shall provide such further documents or instruments required by the other parties as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out the provisions hereof.

6. Effect of Amendment and Restatement. Except as expressly set forth herein (including the exhibits hereto), this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of either party under the Prior Notes or the Prior Security Agreement. Neither this Agreement nor the effectiveness of the Restructured Note or the Security Agreement shall extinguish the obligations for the payment of money outstanding under the Prior Notes or discharge or release any security interest in respect thereof.

7. Amendment and Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing executed by the party against whom such amendment or waiver is to be effective.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute a single instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, email in “portable document format” (“.pdf”) form or by other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

9. Entire Agreement. This Agreement, together with the Restructured Note and Security Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11. Governing Law; Jurisdiction; Venue.

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any conflict of laws principles that would require application of the laws of another jurisdiction other than Section 5-1401 of the General Obligations Law of the State of New York).

(ii) Each party irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York, and of the courts of its/his own corporate or individual domicile with respect to actions or proceedings brought against it/him as a defendant, for purposes of all proceedings. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it/he may now or hereafter have to the laying of venue of any proceeding and any claim that any proceeding has been brought in an inconvenient forum. Any process or summons for purposes of any proceeding may be served on a party by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices under the Restructured Note.

12. Waiver of Jury Trial. Each party hereby irrevocably waives any and all right to trial by jury in any proceeding.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

Ryan Drexler, an individual

/s/ Ryan Drexler

MusclePharm Corporation, a Nevada corporation

By:	/s/ Brian Casutto
Name: Brian Casutto
Title: Executive Vice President, Sales & Operations

[Signature page to Restructuring Agreement]

Exhibit A

Restructured Note

Exhibit B

Security Agreement

Exhibit C

Wire Instructions